          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /X/
Filed by Party other than the Registrant / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                        WESTERN MICRO TECHNOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

                        WESTERN MICRO TECHNOLOGY, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)      Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11:

                 ---------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 ---------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------

         3)      Filing Party:

                 ---------------------------------------------------------------

         4)      Date Filed:

                 ---------------------------------------------------------------

                         WESTERN MICRO TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
WESTERN MICRO TECHNOLOGY, INC.:


         The Annual Meeting of Shareholders of Western Micro Technology, Inc. (the "Company") will be held at 254 East Hacienda Avenue, Campbell, California 95008, on October 2, 1995 at 10:00 a.m. for the purpose of considering and acting upon the following proposals:

                 (1) To elect a Board of six (6) directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified;

                 (2) To approve the adoption of the Company's 1995 Employee Stock Purchase Plan;

                 (3) To ratify the designation of Coopers & Lybrand as independent accountants for the period ending December 31, 1995; and

                 (4) To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on September 5, 1995 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

         The Company's December 31, 1994 Annual Report to Shareholders accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

                                             By Order of the Board of Directors



                                             P. Scott Munro
                                                Secretary

Campbell, California
September 11, 1995





YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                         WESTERN MICRO TECHNOLOGY, INC.

                            254 EAST HACIENDA AVENUE
                               CAMPBELL, CA 95008
                                 (408) 379-0177

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 2, 1995

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Micro Technology, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on October 2, 1995 at the principal executive offices of the Company located at 254 East Hacienda Avenue, Campbell, California 95008. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about September 11, 1995.

                                 VOTING RIGHTS

         Shareholders of record of the Company as of the close of business on September 5, 1995 have the right to receive notice of and to vote at the Annual Meeting. On September 5, 1995, the Company had issued and outstanding 3,708,738 shares of Common Stock, the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected and for or against all other matters presented. For action to be taken at the Annual Meeting, the majority of the shares entitled to vote must be represented at the meeting in person or by proxy. Director nominees receiving the highest number of affirmative votes up to the number of directors to be elected will be elected. Votes withheld with respect to director nominees have no legal effect. Cumulative voting is not available in the election of directors at the Annual Meeting, as cumulative voting was eliminated by the vote of the shareholders at the 1994 Annual Meeting. The affirmative vote of a majority of the shares voting and a majority of the required quorum is the minimum approval necessary and is required to approve the adoption of the 1995 Employee Stock Purchase Plan and ratification of Coopers & Lybrand as independent accountants. Consequently, abstentions and broker non-votes will generally have no effect. However, if the number of abstentions is such that the affirmative votes do not constitute the requisite vote, the proposal will be defeated.

                                    PROXIES

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its shareholders.

         Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. It is intended that shares represented by proxies received by the Company with no instructions will be voted in favor of all proposals set forth in the Notice of Meeting and for the nominees as described below.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

          At the Annual Meeting, a Board of six (6) directors will be elected. The board of directors currently consists of five (5) directors. Effective on the date of the Annual Meeting, the Board has approved an increase in the size of the Board to six directors. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. Three (3) of the nominees are presently directors of the Company. Ralph Gesell and Gregorio Reyes will not be standing for re-election. Ronald H. Mabry, the Company's former Chairman of the Board, President and Chief Executive Officer, resigned from the board of directors on July 26, 1995, effective upon the Closing of the sale of the Company's electronic semiconductor component distribution business to Reptron Electronics, Inc. Upon Mr. Mabry's resignation, P. Scott Munro was appointed to the board of directors and as the Company's President and Chief Executive Officer. In the event that any Management nominee shall become unavailable, or if other persons are nominated, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

          THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

          JAMES J. HEFFERNAN, 54, has been Chief Financial Officer of Interlink Computer Sciences, a software company, since March 1995. Mr. Heffernan was also Chairman of the Board and Chief Financial Officer of Panoramic, Inc., a software company which was positioned for successful sale to Computer Associates, Inc. via Chapter 11 bankruptcy filing on May 31, 1995. From June 1994 to June 1995, Mr. Heffernan was a board member of International Microcomputer Software, Inc. Since 1989, he has been a self-employed consultant, prior to which he was Vice President of Finance and Chief Financial Officer of Software Publishing, Inc., a position he assumed in 1988.

          JEROME A. MARTIN, 55, has been active in the business development of the Company since December 1, 1994. Mr. Martin was President and Chairman of the Board of First Computer Corporation, a systems distributor ("FCC") founded by Mr. Martin and his family in 1976. On December 1, 1994, the Company acquired FCC, which became a wholly owned subsidiary of the Company.

          P. SCOTT MUNRO, 38, was appointed as a Director of the Company in July 1995. Since July 1995, Mr. Munro has been the President and Chief Executive Officer of the Company. From January 1993 to July 1995, Mr. Munro was President, Computer Systems Division and from July 1990 to January 1993 Senior Vice President, Computer Systems Division of the Company.

          K. WILLIAM SICKLER, 46, was elected as a Director of the Company in July 1993. Currently, Mr. Sickler is Special Assistant to a Vice President at Seagate Technology, a manufacturer of disk drives and software developer, with responsibility for analysis of potential software company acquisitions. Until July 1995, Mr. Sickler was President and Chief Executive Officer of Network Computing, Inc., a provider of network management software for Novell Netware local area networks. From 1980 to 1991, he was employed by Ungermann-Bass, Inc., a provider of networking products and services. His most recent position was that of Chief Operating Officer. Prior to that, he held the positions of Vice President of Operations and Vice President of Manufacturing and Quality.

          J. LARRY SMART, 48, has been President and Chief Executive Officer of Micropolis Corporation, a data storage company, since July 1995. From March 1994 to February 1995, Mr. Smart was President and Chief Executive Officer of Maxtor Corporation, a data storage company. From July 1991 to February 1995, Mr. Smart was President and Chief Executive Officer of Southwall Technologies, Inc., a material science company.

          WILLIAM H. WELLING, 62, was appointed a Director of the Company in April 1993. From 1977 to 1982, he served as Executive Vice President and President of Marshall Industries, an electronic components distributor. Since September 1989, he has served as Chairman of the Board and Chief Executive Officer of Xiox Corporation, a telecommunications software company. Since September 1983, he has been Managing Partner of Venture Growth Associates II, a venture investment firm.

COMMITTEES AND MEETINGS

          The total number of regular and special meetings of the Board of Directors held in the last fiscal year was eleven. All directors attended at least 75% of the Board meetings and the meetings of the committees of the Board on which such director served.

          The Audit Committee of the Board, which presently consists of Messrs. Gesell and Sickler, met once during the last fiscal year. The Audit Committee has the responsibility to review the scope of the annual audit, recommend to the Board of Directors the appointment of the independent accountants, and meet with the independent accountants for review and analysis of the Company's systems, the adequacy of controls and the sufficiency of financial reporting and legal accounting compliance.

          The Executive Compensation Committee of the Board, which presently consists of Messrs. Reyes and Welling, met twice during the last fiscal year. The Executive Compensation Committee has the responsibility for determining the compensation to be paid to each of the Company's executive officers.

          The Stock Option Committee, which presently consists of Messrs. Reyes and Welling met once during the last fiscal year. The Stock Option Committee administers the Company's Amended and Restated Incentive and Non-Incentive Stock Option Plan and the 1994 Stock Option Plan.

          The Nominating Committee, which presently consists of Messrs. Gesell, Sickler, Reyes and Welling was formed in March 1994 and held one meeting during 1994. The Nominating Committee recommends to the Board of Directors persons for nomination to the Board. The Nominating Committee will consider recommendations from shareholders which should be addressed to the attention of the Secretary, Western Micro Technology, Inc., 254 East Hacienda Avenue, Campbell, California 95008.

SECTION 16 REPORTS

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and certain shareholders to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Mr. Mabry, the Company's former President and Chief Executive Officer, filed his Form 3 approximately three weeks late.

              SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                            AND CERTAIN SHAREHOLDERS

          The following table sets forth information as to the beneficial ownership of the Company's Common Stock as of August 30, 1995 (unless otherwise indicated), of each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Stock, no par value, and the number of shares owned by each director, each named executive officer and all executive officers and directors as a group.

                                                                 Shares
                                                              Beneficially
             Name of Beneficial Owner                            Owned                 Percent
             ------------------------                         -----------              -------
Bernard T. Marren                                               371,400                 10.03%
c/o Western Micro Technology, Inc.
254 East Hacienda Avenue
Campbell, CA 95008


Marshall G. Cox                                                  60,000                  2.16%

William H. Welling                                               49,926(1)(2)            1.35%
c/o Xiox Corporation
577 Airport Blvd., Ste. 700
Burlingame, CA  94010

Nancy A. Angeli                                                       0                     --

John H. Ashbaugh                                                      0                     --

Ralph E. Gesell                                                   2,500(1)                   *

James J. Heffernan                                                    0                     --

Ronald H. Mabry                                                       0                     --

Jerome A. Martin                                                 88,717                  2.40%

P. Scott Munro                                                   41,875(1)                   *

Gregorio Reyes                                                   15,000(1)                   *

K. William Sickler                                                5,100(1)                   *

J. Larry Smart                                                        0                     --

All Executive Officers and Directors as a Group                 114,401(3)               3.02%
(6 persons)

----------

*         Less than one percent.

(1) Includes shares purchasable under the Company's Amended and Restated Incentive and Non-Incentive Stock Option Plan (the "Stock Option Plan"), as of August 30, 1995 or within 60 days thereafter as set forth below. See also "Change in Control" at page 11 below.

          Ralph E. Gesell:     2,500 shares at $6.13

         P. Scott Munro:      3,125 shares at $2.13
                              5,000 shares at $2.25
                              2,500 shares at $2.75
                              7,500 shares at $3.63
                              18,750 shares at $6.00

         Gregorio Reyes:      5,000 shares at $8.25

         K. William Sickler:  5,000 shares at $8.25

         William H. Welling:  5,000 shares at $8.25

(2) Shares attributed to William H. Welling are held of record by Venture Growth Associates II, the general partner of which is BW Partners, of which Mr. Welling is a general partner. Mr. Welling disclaims beneficial ownership of such shares except to the extent of his proportionate interest in Venture Growth Associates II.

(3) Includes 54,375 shares subject to outstanding options held by executive officers and directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning compensation paid to the Company's Chief Executive Officer, each of the Company's other executive officers and the Company's former Chief Executive Officer (the "named executive officers"), for the fiscal years ended December 31, 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                  Compensa-
                                                                                 tion Awards
                                                  Annual Compensation            -----------
                                         -------------------------------------   Securities
                                Fiscal                            Other Annual   Underlying    All Other
  Name and Principal Position    Year      Salary       Bonus     Compensation    Options     Compensation
  ---------------------------    ----      ------       -----     ------------    -------     ------------
Ronald H. Mabry(1)                1994    $155,000     $75,000     $32,811(2)    300,000(3)          -
    Chairman of the Board,
    Chief Executive Officer,
    President and Secretary

P. Scott Munro                    1994    $171,234     $75,550                   100,000(3)     $3,414(4)
    President, Systems            1993    $146,853     $60,670                         0        $4,199
    Division                      1992     $92,894     $54,001                    35,000        $6,978

Nancy A. Angeli(5)                1994    $101,000      $4,857                    50,000(3)     $4,492(6)
    Chief Financial Officer       1993     $91,000      $6,191                         0        $1,450
    and Sr. Vice President,       1992     $71,556           0                     5,000           $33
    Finance
John H. Ashbaugh(7)               1994     $86,140     $10,000                    50,000             0
    Senior Vice President -
    Marketing

Marshall G. Cox(8)                1994    $278,219           0                         0       $33,349(9)
    Former Chief Executive        1993    $270,631     $25,000         --              0       $36,415
    Officer, President and        1992    $212,500     $15,000         --         50,000       $11,544
    Chief Operating Officer
----------

(1) Mr. Mabry was hired in April 1994. Mr. Mabry's salary includes $5,000 which represents imputed interest on an interest- free loan. Mr. Mabry resigned from the Company effective July 26, 1995. See "Employment Agreements" on page 12 below.

(2) Includes costs of relocating Mr. Mabry from Southern California, including a housing allowance, an allowance for weekly round trips to Southern California and the costs associated with leasing and maintaining a company car.

(3) Certain of the Company's executive officers received stock options in 1994, which options were subsequently repriced later in the year.
          The rules of the Securities and Exchange Commission require that both the original option grant and the repriced option be reported as separate grants of stock options. However, since the original options received in 1994 were canceled at the time of repricing, the grantees were entitled only to the amount of the shares covered by the repriced options. See also "Change in Control" at page 11 below.

(4) Consists of medical costs covered by the Company's medical reimbursement plan.

(5)       Effective February 16, 1995, Ms. Angeli resigned from the Company.

(6) Consists of medical costs covered by the Company's medical reimbursement plan.

(7) Mr. Ashbaugh was hired in June 1994 and effective June 30, 1995 resigned from the Company.

(8) Mr. Cox resigned as the Company's Chief Executive Officer, President and Chief Operating Officer effective as of February 8, 1994. Pursuant to the terms of his Employment Agreement, he is entitled to $280,000 annually in the form of salary continuation. See "Employment Agreements" on page 12 below.

(9) (1) $32,140 for 1994 premium on a $1,000,000 split dollar life insurance policy on Mr. Cox and (2) $1,209 for medical costs covered by the Company's executive medical reimbursement plan.


          The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1994 to the Company's named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    Percent of                                  Potential Realized Value
                     Number of        Total                                      at Assumed Annual Rates
                    Securities       Options                                   of Stock Price Appreciation
                    Underlying      Granted to                                       for Option Term
                     Options       Employees in  Exercise or Base  Expiration  ---------------------------
                     Granted       Fiscal Year   Price ($/Share)      Date         5%              10%
                    ----------     ------------  ---------------   ----------      --              ---
Ronald H. Mabry    150,000(1)(2)      24.6%          $8.50          4/4/2000   $658,148.21    $1,607,773.74
                   150,000(1)         24.6%          $6.00           -2003     $841,582.18
                                                                   6/10/2005                  $2,377,225.37
                                                                     -2008

P. Scott Munro      25,000(1)(2)       4.1%          $8.13         2/25/2000   $104,916.57    $  256,298.05
                    50,000(1)          8.2%          $6.00           -2003     $280,527.39    $  792,408.46
                    25,000(1)          4.1%          $6.00         9/16/2005   $140,263.70    $  396,204.23
                                                                     -2008
                                                                   9/16/2005
                                                                     -2008

Nancy A. Angeli     25,000(1)(2)       4.1%          $8.13         2/25/2000   $104,916.57    $  256,298.05
                    25,000(1)          4.1%          $6.00           -2003     $ 77,429.20    $  189,149.85
                                                                   6/10/2000
                                                                     -2003

John H. Ashbaugh    50,000(1)          8.2%          $6.00         9/16/2000   $154,858.40    $  378,299.70
                                                                     -2003

Marshall G. Cox         --              --              --             --

----------
(1) These options vest 25% over a four-year period. See also "Change in Control" at page 11 below.

(2) These options were repriced in October 1994. The rules of the Securities and Exchange Commission require that both the original option grant and the repriced option be reported as separate stock option grants. However, since the original options received in 1994 were canceled at the time of repricing, the grantees were entitled only to the amount of shares covered by the repriced options.

         The following table shows the number of shares of Common Stock represented by outstanding stock options held by each of the named executive officers as of December 31, 1994. The Company's Common Stock price as at close of business on December 30, 1994 was $6.38.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                     Number of
                                                                     Securities            Value of
                                                                     Underlying           Unexercised
                                                                Unexercised Options      In-the-Money
                                                                     at FY-End         Options at FY-End
                       Shares Acquired                              Exercisable/         Exercisable/
        Name             on Exercise         Value Realized        Unexercisable         Unexercisable
        ----           ---------------       --------------        -------------         -------------
Ronald H. Mabry                   0                    $0            0/150,000            $0/$57,000

P. Scott Munro                1,719               $11,818          11,718/90,000        $42,360/$78,888

Nancy A. Angeli                   0                    $0           5,731/27,500        $24,229/$19,825

John H. Ashbaugh                  0                    $0             0/50,000            $0/$19,000

Marshall G. Cox                   0                    $0               0/0                  $0/0

         During the last fiscal year, the Company repriced stock options granted to three executive officers in the beginning of 1994 at the end of the year. The following table provides information concerning all options held by any executive officer that have been repriced in the last 10 fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                 Length of
                                                                                              Original Option
                                       No. of                                                      Term
                                     Securities            Market Price  Exercise               Remaining
                                     Underlying  No. of      of Stock    Price at     New       at Date of
                                      Options    Options    at Time of    Time of   Exercise    Repricing
   Name and Position        Date      Repriced   Granted    Repricing    Repricing   Price      (in years)
   -----------------      --------    --------   -------    ---------    ---------   -----      ----------
Ronald H. Mabry             4/4/94     37,500    37,500        $6.00       $8.50     $6.00        5.8
Chief Executive Officer     4/4/94     37,500    37,500        $6.00       $8.50     $6.00        6.8
and President               4/4/94     37,500    37,500        $6.00       $8.50     $6.00        7.8
                            4/4/94     37,500    37,500        $6.00       $8.50     $6.00        8.8

Nancy A. Angeli            2/25/94      6,250     6,250        $6.00       $8.13     $6.00        5.7
Chief Financial Officer    2/25/94      6,250     6,250        $6.00       $8.13     $6.00        6.7
and Sr. Vice President,    2/25/94      6,250     6,250        $6.00       $8.13     $6.00        7.7
Finance                    2/25/94      6,250     6,250        $6.00       $8.13     $6.00        8.7
                          11/10/89      1,250     1,250        $2.13       $5.13     $2.13        4.9
                          11/10/89      1,250       625        $2.13       $5.13     $2.13        5.9
                          11/10/89      1,250       625        $2.13       $5.13     $2.13        6.9
                          11/10/89      1,250       625        $2.13       $5.13     $2.13        7.9
                          11/23/88        500       500        $2.13       $6.50     $2.13        3.9
                          11/23/88        500       500        $2.13       $6.50     $2.13        4.9
                          11/23/88        500       250        $2.13       $6.50     $2.13        5.9
                          11/23/88        500       250        $2.13       $6.50     $2.13        6.9
                           2/12/88        675       675        $2.13       $3.25     $2.13        2.2
                           2/12/88        675       675        $2.13       $3.25     $2.13        3.2
                           2/12/88        675       675        $2.13       $3.25     $2.13        4.2
                           2/12/88        675       338        $2.13       $3.25     $2.13        5.2
                          12/24/87      2,000     2,000        $2.13       $3.25     $2.13        5.2
                          12/24/87      1,000     1,000        $2.13       $3.25     $2.13        6.2
                          12/24/87      1,000     1,000        $2.13       $3.25     $2.13        7.2
                          12/24/87      5,600     5,600        $2.13       $3.25     $2.13        0.8
                            3/2/87      5,000     4,000        $3.25       $6.00     $3.25        7.2
                           10/2/85     10,000     6,800        $3.25       $6.00     $3.25        1.4


P. Scott Munro             2/25/94      6,250     6,250        $6.00       $8.13     $6.00        5.4
President, Systems         2/25/94      6,250     6,250        $6.00       $8.13     $6.00        6.4
Division                   2/25/94      6,250     6,250        $6.00       $8.13     $6.00        7.4
                           2/25/94      6,250     6,250        $6.00       $8.13     $6.00        8.4
                           8/24/90      2,500     1,250        $2.13       $3.38     $2.13        5.7
                           8/24/90      2,500     1,250        $2.13       $3.38     $2.13        6.7
                           8/24/90      2,500     1,250        $2.13       $3.38     $2.13        7.7
                           8/24/90      2,500     1,250        $2.13       $3.38     $2.13        8.7
                          11/10/89      1,250     1,250        $2.13       $5.13     $2.13        4.9
                          11/10/89      1,250       625        $2.13       $5.13     $2.13        5.9
                          11/10/89      1,250       625        $2.13       $5.13     $2.13        6.9
                          11/10/89      1,250       625        $2.13       $5.13     $2.13        7.9

George R. McGurn           7/24/90      3,750     1,875        $2.13       $4.00     $2.13        5.6
Vice President, Sales      7/24/90      3,750     1,875        $2.13       $4.00     $2.13        6.6
and Marketing, Eastern     7/24/90      3,750     1,875        $2.13       $4.00     $2.13        7.6
United States              7/24/90      3,750     1,875        $2.13       $4.00     $2.13        8.6
                          11/10/89      2,500     2,500        $2.13       $5.13     $2.13        4.9
                          11/10/89      2,500     1,250        $2.13       $5.13     $2.13        5.9
                          11/10/89      2,500     1,250        $2.13       $5.13     $2.13        6.9
                          11/10/89      2,500     1,250        $2.13       $5.13     $2.13        7.9
                           2/12/88      1,250     1,250        $2.13       $3.25     $2.13        2.2
                           2/12/88      1,250     1,250        $2.13       $3.25     $2.13        3.2
                           2/12/88      1,250     1,250        $2.13       $3.25     $2.13        4.2
                           2/12/88      1,250       625        $2.13       $3.25     $2.13        5.2
                          12/24/87     20,000    20,000        $2.13       $3.25     $2.13        0.5
                           6/10/86     25,000    20,000        $3.25       $7.50     $3.25        3.5

                                                                                                  Length of
                                                                                               Original Option
                                        No. of                                                      Term
                                      Securities            Market Price  Exercise               Remaining
                                      Underlying  No. of      of Stock    Price at     New       at Date of
                                       Options    Options    at Time of    Time of   Exercise    Repricing
   Name and Position         Date      Repriced   Granted    Repricing    Repricing   Price      (in years)
   -----------------       --------    --------   -------    ---------    ---------   -----      ----------
Former Executive Officers

Paul A. Araquistain        11/10/89      2,500     2,500        $2.13       $5.13     $2.13        4.9
Chief Financial Officer    11/10/89      2,500     1,250        $2.13       $5.13     $2.13        5.9
and Sr. Vice President     11/10/89      2,500     1,250        $2.13       $5.13     $2.13        6.9
                           11/10/89      2,500     1,250        $2.13       $5.13     $2.13        7.9
                            2/12/88      7,000     7,000        $2.13       $3.25     $2.13        2.2
                            2/12/88      7,000     7,000        $2.13       $3.25     $2.13        3.2
                            2/12/88      7,000     7,000        $2.13       $3.25     $2.13        4.2
                            2/12/88      7,000     3,500        $2.13       $3.25     $2.13        5.2
                           12/24/87      1,000     1,000        $2.13       $3.25     $2.13        2.6
                           12/24/87      1,000     1,000        $2.13       $3.25     $2.13        3.6
                           12/24/87      1,000     1,000        $2.13       $3.25     $2.13        4.6
                           12/24/87      1,000     5,000        $2.13       $3.25     $2.13        5.6
                            7/26/87      1,250     1,000        $3.25       $6.50     $3.25        5.6
                            7/26/87      1,250     1,000        $3.25       $6.50     $3.25        6.6
                            7/26/87      1,250     1,000        $3.25       $6.50     $3.25        7.6
                            7/26/87      1,250     1,000        $3.25       $6.50     $3.25        8.6


Reiny C. Giesecke          11/10/89      3,750     3,750        $2.13       $5.13     $2.13        4.9
Vice President             11/10/89      3,750     1,875        $2.13       $5.13     $2.13        5.9
                           11/10/89      3,750     1,875        $2.13       $5.13     $2.13        6.9
                           11/10/89      3,750     1,875        $2.13       $5.13     $2.13        7.9
                            2/12/88      4,000     4,000        $2.13       $3.25     $2.13        2.2
                            2/12/88      4,000     4,000        $2.13       $3.25     $2.13        3.2
                            2/12/88      4,000     4,000        $2.13       $3.25     $2.13        4.2
                            2/12/88      4,000     2,000        $2.13       $3.25     $2.13        5.2
                           12/24/87     24,000    24,000        $2.13       $3.25     $2.13        0.7
                            8/29/86     30,000    24,000        $3.25       $7.00     $3.25        3.3

Sherlene R. Pjesky          7/24/90      1,407       704        $2.13       $4.00     $2.13        5.6
Vice President,             7/24/90      1,406       704        $2.13       $4.00     $2.13        6.6
Operations                  7/24/90      1,406       703        $2.13       $4.00     $2.13        7.6
                            7/24/90      1,406       702        $2.13       $4.00     $2.13        8.6
                           11/23/88        500       500        $2.13       $6.50     $2.13        3.9
                           11/23/88        500       500        $2.13       $6.50     $2.13        4.9
                           11/23/88        500       250        $2.13       $6.50     $2.13        5.9
                           11/23/88        500       250        $2.13       $6.50     $2.13        6.9
                            2/12/88        219       219        $2.13       $3.25     $2.13        2.2
                            2/12/88        219       219        $2.13       $3.25     $2.13        3.2
                            2/12/88        219       219        $2.13       $3.25     $2.13        4.2
                            2/12/88        218       218        $2.13       $3.25     $2.13        5.2
                             3/2/87      2,500     2,000        $3.25       $6.00     $3.25        7.2
                            10/2/85      2,500     1,500        $3.25       $6.00     $3.25        2.5


Keith W. Steenland         11/10/89      2,500     2,500        $2.13       $5.13     $2.13        4.9
Executive Vice             11/10/89      2,500     1,250        $2.13       $5.13     $2.13        5.9
President, Distribution    11/10/89      2,500     1,250        $2.13       $5.13     $2.13        6.9
Group                      11/10/89      2,500     1,250        $2.13       $5.13     $2.13        7.9
                            2/12/88      1,500     1,500        $2.13       $3.25     $2.13        2.2
                            2/12/88      1,500     1,500        $2.13       $3.25     $2.13        3.2
                            2/12/88      1,500     1,500        $2.13       $3.25     $2.13        4.2
                            2/12/88      1,500       750        $2.13       $3.25     $2.13        5.2
                           12/24/87     24,000    24,000        $2.13       $3.25     $2.13        0.7
                            8/29/86     30,000    24,000        $3.25       $7.00     $3.25        2.6

James R. Magri              7/24/90      3,750     1,875        $2.13       $4.00     $2.13        5.6
Vice President, Sales       7/24/90      3,750     1,875        $2.13       $4.00     $2.13        6.6
and Marketing,              7/24/90      3,750     1,875        $2.13       $4.00     $2.13        7.6
Northwest                   7/24/90      3,750     1,875        $2.13       $4.00     $2.13        8.6
                           11/23/88        750       750        $2.13       $6.50     $2.13        3.9
                           11/23/88        750       750        $2.13       $6.50     $2.13        4.9
                           11/23/88        750       375        $2.13       $6.50     $2.13        5.9
                           11/23/88        750       375        $2.13       $6.50     $2.13        6.9
                             4/8/88      6,000     6,000        $2.13       $4.25     $2.13        3.3
                             4/8/88      3,000     3,000        $2.13       $4.25     $2.13        4.3
                             4/8/88      3,000     1,500        $2.13       $4.25     $2.13        5.3

                                                                                                 Length of
                                                                                              Original Option
                                       No. of                                                      Term
                                     Securities            Market Price  Exercise               Remaining
                                     Underlying  No. of      of Stock    Price at     New       at Date of
                                      Options    Options    at Time of    Time of   Exercise    Repricing
   Name and Position        Date      Repriced   Granted    Repricing    Repricing   Price      (in years)
   -----------------      --------    --------   -------    ---------    ---------   -----      ----------
Richard E. Hoff           11/10/89      2,500     2,500        $2.13       $5.13     $2.13        4.9
Vice President,           11/10/89      2,500     1,250        $2.13       $5.13     $2.13        5.9
Manufacturing Services    11/10/89      2,500     1,250        $2.13       $5.13     $2.13        6.9
                          11/10/89      2,500     1,250        $2.13       $5.13     $2.13        7.9

Michael J. Rohleder         3/2/87      6,000     4,800        $3.25       $6.00     $3.25        8.2
Vice President,            10/2/85     19,000    15,200        $3.25       $6.00     $3.25        2.5
Component Sales            10/2/85      6,000     4,800        $3.25       $6.00     $3.25        1.8


Raymond Woo                 3/2/87      6,000     4,800        $3.25       $6.00     $3.25        8.2
Vice President, Systems    10/2/85     19,440    15,552        $3.25       $6.00     $3.25        2.5
Sales                      10/2/85      6,660     5,328        $3.25       $6.00     $3.25        1.8

George M. Liu             11/10/89      2,500     2,500        $2.13       $5.13     $2.13        4.9
Vice President,           11/10/89      2,500     1,250        $2.13       $5.13     $2.13        5.9
Engineering and           11/10/89      2,500     1,250        $2.13       $5.13     $2.13        6.9
Technical Staff           11/10/89      2,500     1,250        $2.13       $5.13     $2.13        7.9
                          12/24/87      6,400       600        $2.13       $3.25     $2.13        5.5
                          12/24/87      4,800       600        $2.13       $3.25     $2.13        5.6
                           7/28/87      1,500     1,200        $3.25       $6.50     $3.25        5.6
                           7/28/87      1,500     1,200        $3.25       $6.50     $3.25        6.6
                           7/28/87      1,500     1,200        $3.25       $6.50     $3.25        7.6
                           7/28/87      1,500     1,200        $3.25       $6.50     $3.25        8.6
                            6/2/87      2,000     1,600        $3.25       $7.00     $3.25        5.4
                            6/2/87      2,000     1,600        $3.25       $7.00     $3.25        6.4
                            6/2/87      2,000     1,600        $3.25       $7.00     $3.25        7.4
                            6/2/87      2,000     1,600        $3.25       $7.00     $3.25        8.4
                           10/2/85      6,000     4,800        $3.25       $6.00     $3.25        1.8


Michael M. Rossen           3/2/87     10,000     8,000        $3.25       $6.00     $3.25        7.2
Vice President, Sales
Systems Division

Marshall G. Cox             None
Chief Executive           Repriced
Officer, President, and
Chief Operating Officer


COMPENSATION OF DIRECTORS

         Outside directors (i.e., those who are not employees of the Company) receive an annual retainer of $20,000, plus $750 for each Board meeting attended. The Company also pays for director's liability insurance.

         At the 1994 Annual Meeting, the Company approved the adoption of the Company's 1994 Stock Option Plan. Among many other benefits, the 1994 Stock Option Plan provides for the grant of an option of 10,000 shares of the Company's Common Stock to certain directors who are not employees following their initial election and at every fourth regular annual meeting thereafter while they serve on the Board of Directors. Current non-employee directors will receive an option for 10,000 shares at the annual meeting following the full vesting of any option they currently hold if they are elected at such annual meeting and at every fourth regular annual meeting thereafter at which they are elected. The exercise price will be the fair market value of the shares on the date of each respective grant.

CHANGE IN CONTROL

         Certain stock options outstanding under the Company's Amended and Restated Incentive and Non-Incentive Stock Option Plan, including options held by the named executive officers, will become fully vested and exercisable if the optionee's employment terminates within 12 months following a change in control of the Company. A change in control means the occurrence of any of the following events: (1) shareholder approval of a merger or consolidation of the Company with any other corporation, which results in a change in 50% or more of the total voting power of the Company, (2) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets, or (3) any person becomes the beneficial owner or more than 50% of the Company's total outstanding securities. The Board of Directors of the Company determined that the consummation of the sale of electronic semiconductor components assets to Reptron Electronics, Inc. did not constitute a change of control of the Company as defined under the Amended and Restated Incentive and Non-Incentive Stock Option Plan.

EMPLOYMENT AGREEMENTS

         The Company entered into a two-year Employment Agreement with Ronald
H. Mabry dated April 1, 1994. Pursuant to the terms of the Agreement, Mr. Mabry was paid a base salary of $200,000 per year and is eligible to receive a bonus of up to $100,000 a year ($50,000 of which is guaranteed and the other $50,000 of which is subject to the achievement of certain performance goals). Mr. Mabry resigned all of his positions with the Company effective July 26, 1995. In connection with such termination, Mr. Mabry received a cash severance in the amount of $75,000, of which $50,000 was used to discharge Mr. Mabry's outstanding loan obligations and $25,000 was paid to Mr. Mabry in cash at Closing. Mr. Mabry also has the right to receive up to an additional $100,000 in incentive payments.

         The Company entered into a two-year Employment Agreement with P. Scott Munro dated June 1, 1994. Pursuant to the terms of the Agreement, Mr. Munro was paid a base salary of $175,000 per year and was eligible to receive a bonus of up to $75,000 a year ($18,750 of which is guaranteed and the other $56,250 is subject to the achievement of certain performance goals.) If, during the term of the Agreement, Mr. Munro had been terminated without cause, he would have been entitled to continue to receive his base salary and employee benefits in effect immediately prior to such termination, plus his bonus (payable at a rate equal to that of the bonuses received during the six months prior to such termination) for a period of 12 months following his termination. In the event that Mr. Munro's responsibilities had been reduced following a change in control and such reduction in responsibilities was not for cause, any resignation of employment by Mr. Munro as a consequence of such reduction in responsibilities would be treated as a termination of employment without cause.

         The Company entered into a one-year Employment Agreement with John Ashbaugh dated July 29, 1994. Pursuant to the terms of the Agreement, Mr. Ashbaugh was paid a base salary of $160,000 per year and is eligible to receive a bonus of up to $40,000 a year ($20,000 of which is guaranteed and the other $20,000 is subject to the achievement of certain performance goals.) Mr. Ashbaugh was also granted an option to purchase 50,000 shares, which vests at the rate of 25% per year (subject to cliff-vesting in the first year) and is entitled to a company car. Mr. Ashbaugh resigned all positions with the Company on June 30, 1995. In connection with such termination, Mr. Ashbaugh received a severance payment equal to three months of his base salary. Mr. Ashbaugh forfeited his stock option.

         The Company entered into an Employment Agreement with Marshall G. Cox as part of a Settlement Agreement dated April 26, 1993. The Settlement Agreement was the result of a proxy dispute that began in March 1993 over the composition of the Board of Directors. Effective February 8, 1994, Mr. Cox resigned as the Company's President and Chief Executive Officer. However, the Employment Agreement contains a provision which provides for the payment to Mr. Cox of $280,000 annually in the form of salary continuation. He is also entitled to continue to participate in all insurance or similar plans maintained by the Company that do not require vesting. In addition, the Company agreed to continue to pay premiums on Mr. Cox's life insurance policy and to pay for Mr. Cox's use of an automobile. During the continuation period, Mr. Cox is, as a condition to receiving payments and benefits, to perform consulting services on an as-needed basis to an extent not exceeding 20 hours in any calendar month. This continuation period commenced October 1, 1993 and will expire September 30, 1995, unless Mr. Cox's consulting services are terminated for cause. The costs associated with this were expensed in the fiscal year ended December 31, 1993.

                         EXECUTIVE COMMITTEE REPORT ON
                  COMPENSATION AND REPRICING OF STOCK OPTIONS

         The compensation of the Company's executive officers is determined by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee") on an annual basis. The Chief Executive Officer's recommendations of compensation to be paid to other executive officers of the Company are considered by the Compensation Committee in its decision-making process. The Compensation Committee is currently composed of two (2) non-employee directors.

         The Stock Option Committee of the Board of Directors administers the Company's 1994 Stock Option Plan and determines grants to executive officers. The Stock Option Committee is composed of two "disinterested" directors, as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

         The Compensation Committee's policy on executive compensation is to attract and retain highly qualified personnel while tying compensation to performance. Consequently, the Compensation Committee seeks to establish compensation that will reward individuals for Company performance as well as individual performance and motivate and reward executives for achievement of strategic business objectives.

         The primary factors used by the Compensation Committee in determining the base salaries of the Company's executive officers are as follows:

         1. The executive officer's individual performance and contributions to the Company;

         2. The financial results of the Company, including revenues, gross profits and net profits for the preceding fiscal year; and

         3. The compensation of executive officers employed by companies in similar industries with similar revenue levels.

In establishing the short-term incentive compensation for executive officers (in the form of a commission-based bonus), the Compensation Committee also considers the targeted financial results, including revenues, gross profits and net profits, for the current year.

EXECUTIVE COMPENSATION GENERALLY

         In 1994, the Company had a net loss of $615,000 or $.17 per share, comprised of a profit from discontinued operations of $450,000 less an estimated loss on disposition of $63,000 and a loss from continuing operations. Discontinued operations resulted from the closure of the Company's testing facility at September 30, 1994. In addition, in April 1994, the Company hired a new Chief Executive Officer, Mr. Mabry.

         During 1994, the compensation of executive officers was generally composed of (i) base salary, (ii) monthly or quarterly commission-based cash bonuses and (iii) stock options.

         Base Salary. The base salaries of the Company's executive officers were determined in part by the individual performance and contributions of the executive officers, the financial performance of the Company in the preceding year and an assessment of salaries paid to executive officers of companies in similar industries with similar revenue levels based on the American Electronics Association's ("AEA") Executive Compensation in the Electronics Industry Report dated April 1, 1991 (which salaries were increased by 8% to compensate for average wage increases in 1992 and 1993). The AEA Report consisted of a survey of approximately 879 companies in the electronics industry, some of which companies are included in the Company's Self-Determined Peer Group Index. The salaries of two executive officers, Mr. Munro and Ms. Angeli, were increased by approximately 15% and 10%, respectively, in 1994 from the salary levels in 1993 to reflect the change in the management team. In addition, due to the Company's financial performance in 1990, such officers' salaries had been reduced in October 1990 and for the most part remained at reduced levels through

March 31, 1993. Mr. Cox's salary was derived from the terms of his employment agreement, which resulted from a settlement with the Company. See "Employment Agreements" on page 12.

         Bonus. Most executive officers were eligible to receive a monthly or quarterly commission-based cash bonus. The bonus amount, if any, was based on the degree to which specific performance goals, e.g., revenues, gross profits and net profits, were achieved in relation to targeted goals. Generally, a cash bonus was paid to executive officers based on the extent to which they achieved such goals in the particular area managed or supervised by them, including the testing division and the system and components divisions of the Company's distribution business. The targeted amounts were determined at the beginning of the year and were reviewed with and approved by the Compensation Committee. In addition, certain executive officers were paid a flat percentage of net profits.

         The bonus was designed to represent from 40%-50% of annual base salary for divisional vice presidents and from 14%-24% of annual base salary for certain other executive officers. However, for certain executive officers, there was no maximum bonus amount. As a result of the Company's performance in 1994, all executive officers who were eligible received cash bonuses in the aggregate amount of $165,407.

         Stock Options.   Stock options are granted to executives on the basis
of each executive's performance and contributions to the Company. Stock option awards are designed to align more closely the interests of the executive with the interests of the shareholders and to provide the executives with an incentive by granting them financial participation in the success of the Company. In 1994, certain of the Company's executive officers received stock options in the beginning of the year, which were repriced later in the year. The Committee approved the repricing because the Committee believed that the stock options previously granted to executive officers at approximately $8.00 per share were no longer providing the proper incentive to such executives.
The repriced options had an exercise price of $6.00 per share. With the addition of Mr. Mabry as part of the new management team, the Committee felt it was important to provide this added incentive. Please refer to the "Ten-Year Option Repricings" table for a list of the stock options previously awarded to the named executive officers which were subsequently repriced.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Mabry's base salary for 1994 was $200,000, which was negotiated as part of his employment agreement.

         During 1994, Mr. Mabry was eligible to receive a bonus of up to $100,000 ($50,000 of which was guaranteed and the other $50,000 of which was to be based on criteria to be later determined). The Company later extended the guarantee to $75,000 and eliminated the remaining portion of Mr. Mabry's bonus.

         In addition, to induce Mr. Mabry to consider employment with the Company, the Company loaned Mr. Mabry $50,000 without interest, for a term of five years. Finally, Mr. Mabry was granted an option to purchase 150,000 shares at an exercise price of $8.50 per share, which vests at a rate of 25% per year. These options were repriced to $6.00 per share. The Company paid for relocation expenses and for the use of an automobile. The Compensation Committee believes Mr. Mabry's total compensation package is consistent with his level of responsibility as Chief Executive Officer and President of the Company and with the Compensation Committee's policy to design compensation that attracts and retains highly qualified executives.

         On July 26, 1995, in connection with the sale of the Company's electronic component semiconductor business to Reptron Electronics, Inc., Mr. Mabry resigned from the Company. In connection with such termination, Mr. Mabry received a cash severance in the amount of $75,000, of which $50,000 was used to discharge Mr. Mabry's outstanding loan obligations and $25,000 was paid to Mr. Mabry at Closing. Mr. Mabry also has the right to receive up to an additional $100,000 in incentive payments. Mr. Mabry's option for 150,000 shares was forfeited.

OTHER

         Since the compensation of the Company's executive officers does not exceed $1,000,000 for any single officer, the Company does not have a policy regarding qualifying compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.


September 6, 1995

                                          EXECUTIVE COMPENSATION COMMITTEE

                                                   GREGORIO REYES
                                                   WILLIAM H. WELLING



                              CERTAIN TRANSACTIONS

        Effective December 1, 1994, the Company acquired all of the outstanding capital stock of First Computer Corporation, an Illinois corporation ("FCC"). Jerome Martin, a nominee to the Board of Directors, was the Chairman and a founder of FCC. At the closing of the stock purchase, each issued and outstanding share of FCC Common Stock was purchased by the Company in exchange for .7415 shares of the Company's Common Stock. In connection with this acquisition, Mr. Martin received 93,717 shares of the Company's Common Stock. FCC became a wholly owned subsidiary of the Company.

                               PERFORMANCE GRAPH

        The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Set forth below is a line graph comparing cumulative total shareholder return on the Company's Common Stock against the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. companies) and a Self-Determined Peer Group. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.


                                     LEGEND

INDEX DESCRIPTION                                   12/29/89  12/31/90  12/31/91  12/31/92  12/31/93  12/30/94
WESTERN MICRO TECHNOLOGY, INC.                        100.0     46.5       55.8      76.7     172.1     118.6

CRSP Index for Nasdaq Stock Market (US Companies)     100.0     84.9      136.3     158.6     180.9     176.9

Self-Determined Peer Group                            100.0     92.6      126.1     318.4     442.6     450.9

Companies in Self-Determined Peer Group
  Bell Microproducts, Inc.                   Hall Mark Electronics Corp.
  Jaco Electronics, Inc.                     Milgray Electronics, Inc.
  Nu Horizon Electronics Corp.               Pioneer Standard Electronics, Inc.
  Southern Electronics Corp.                 Zing Technologies, Inc.

Notes:
  A. The lines represent monthly index levels derived from compounding daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
  D.  The index level for all series was set to 100.00 on 12/29/89.

                               PROPOSAL NUMBER 2

       APPROVAL OF THE ADOPTION OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

1995 EMPLOYEE STOCK PURCHASE PLAN

         In August 1995, the Board of Directors of the Company approved the adoption of an Employee Stock Purchase Plan (the "ESPP"), subject to shareholder approval, to provide eligible employees of the Company and adopting subsidiaries with an opportunity to purchase Common Stock through payroll deductions. The ESPP and the reservation of 175,000 shares of Common Stock thereunder (subject to anti-dilution adjustments) is being submitted to the shareholders of the Company for approval at the 1995 Annual Meeting of Shareholders. Eligible employees are those individuals employed by the Company or adopting subsidiaries who have been employed for at least three months before the beginning of an offering period, and are employed at least twenty hours per week and five months per year. As of August 30, 1995, approximately 93 employees would be eligible to participate in the ESPP.

         Each offering period under the ESPP will be six months long, although the Board of Directors will have the authority to determine the duration of offering periods, up to a maximum of 27 months. Eligible employees may participate in the ESPP by authorizing payroll deductions of an amount determined by the Board of Directors. Initially, the amount of authorized payroll deductions will be not less than 1% or more than 5% of an employee's initial cash compensation, not to exceed $25,000 per year. Amounts withheld are applied at the end of every six-month accumulation period to purchase shares of Common Stock, but not more than 2,500 shares, or such other number of shares as the Board of Directors shall determine. Participants may withdraw their contributions at any time before stock is purchased, and such contributions will be returned to the participants without interest. The purchase price is equal to 85% of the lower of (i) the market price of Common Stock immediately before the beginning of the applicable period or (ii) the market price of Common Stock at the time of the purchase. The new plan benefits to employees derived from the ESPP will depend upon such employee's level of participation and the Company's stock price performance.

         Following shareholder approval of the ESPP in October of this year, the Company will begin taking employee contributions in connection with the ESPP with a first short offering period ending December 31, 1995. All expenses incurred in connection with the implementation and administration of the ESPP will be paid by the Company.

         For federal income tax purposes, an employee does not realize income at the time of entry into the ESPP or purchase of a share. If no disposition of the stock is made within two years from the beginning of an offering period, and one year from the date the share is transferred to the employee, upon subsequent disposition of the stock, ordinary income will be realized to the extent of the lesser of (1) the excess of the fair market value at the time of disposition over the actual purchase price, or (2) the excess of the fair market value at the beginning of the purchase period over the option price.
Any further gain is treated as capital gain. No income tax deduction will be allowed the Company for shares transferred to an employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

         Except to the extent required by applicable law, the ESPP may be amended by the Board of Directors without shareholder approval. The proceeds of the sale of stock received under the ESPP will constitute general funds of the Company and may be used by it for any purpose. The ESPP provides for proportionate adjustments to reflect stock splits, stock dividends, or other changes in the capital stock.

         On September 7, 1995, the Company's Common Stock closed at $4.25 on the Nasdaq National Market.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN.

                               PROPOSAL NUMBER 3

                     DESIGNATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has approved the retention of Coopers & Lybrand as independent accountants for the Company until revoked by further action. Coopers & Lybrand has been the Company's independent accountants since 1977.

         The shareholders are asked to ratify the designation of Coopers & Lybrand as independent accountants for the Company for the fiscal year ending December 31, 1995. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

         Should the shareholders fail to ratify the designation of Coopers & Lybrand as independent accountants, retention of the firm for the fiscal year ending December 31, 1995 will be reconsidered by the Board of Directors.

         Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of Coopers & Lybrand as independent accountants for the Company's fiscal year ending December 31, 1995.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                                 OTHER MATTERS

         Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview.
The Company may retain a proxy solicitation firm and, if it does so, would pay approximately $6,000 in fees plus a reasonable amount to cover expenses. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                                 ANNUAL REPORT

         The Company will provide a copy of its 1994 Annual Report to Shareholders, without charge, to any shareholder who makes written request to Mr. P. Scott Munro, Secretary, Western Micro Technology, Inc., 254 East Hacienda Avenue, Campbell, California 95008.

           PROPOSALS INTENDED TO BE PRESENTED AT NEXT ANNUAL MEETING

         Proposals of security holders intended to be presented at the Company's 1996 Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than December 15, 1995.

                                        By Order of the Board of Directors,



                                        P. Scott Munro
                                           Secretary

Campbell, California
September 11, 1995

PROXY

                         WESTERN MICRO TECHNOLOGY, INC.

                            254 EAST HACIENDA AVENUE
                           CAMPBELL, CALIFORNIA 95008

   PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING--OCTOBER 2, 1995

   The undersigned hereby appoints JAMES W. DORST and P. SCOTT MUNRO, or each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of WESTERN MICRO TECHNOLOGY, INC. on October 2, 1995, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

   This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs 1, 2 and 3 unless the shareholder specifies otherwise, in which case it will be voted as specified. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the proxy. You need not mark any boxes. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                     Please mark
                                                                 /X/  your votes
                                                                       as this


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS TO COME
                              BEFORE THE MEETING:


       ------------
          COMMON


1. To elect a Board of six directors:             FOR               WITHHOLD
   James J. Heffernan, Jerome A. Martin,    nominees listed         AUTHORITY
   P. Scott Munro, K. William Sickler,     (except as marked       to vote for
   J. Larry Smart and William H. Welling   to the contrary)      nominees listed

   To withhold authority to vote for any
   individual nominee write name or names       / /                    / /
   here:
        ---------------------------------



                                               FOR       AGAINST      ABSTAIN
2. To approve the adoption of the Company's
   1995 Employee Stock Purchase Plan.          / /         / /          / /

3. To ratify the designation of Coopers &
   Lybrand as independent accountants for
   the year ending December 31, 1995.          / /         / /          / /



                                Dated:                                    , 1995
                                      ------------------------------------

                                ------------------------------------------------
                                Signature(s) of Shareholder or Shareholders.
                                (Executors, Administrators, Trustees, etc.
                                should give full title.)



       PLEASE COMPLETE, DATE AND SIGN AND MAIL IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                         WESTERN MICRO TECHNOLOGY, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                     (As Adopted Effective August 24, 1995)

                               TABLE OF CONTENTS


                                                                            Page

Section 1.  Establishment of the Plan . . . . . . . . . . . . . . . . . .   1

Section 2.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 3.  Shares Authorized . . . . . . . . . . . . . . . . . . . . . .   2

Section 4.  Administration. . . . . . . . . . . . . . . . . . . . . . . .   2

Section 5.  Eligibility and Participation . . . . . . . . . . . . . . . .   3

Section 6.  Participation Periods . . . . . . . . . . . . . . . . . . . .   3

Section 7.  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . .   3

Section 8.  Employee Contributions  . . . . . . . . . . . . . . . . . . .   3

Section 9.  Plan Accounts; Purchase of Shares . . . . . . . . . . . . . .   4

Section 10.  Withdrawal From the Plan . . . . . . . . . . . . . . . . . .   4

Section 11.  Effect of Termination of Employment or Death . . . . . . . .   5

Section 12.  Rights Not Transferable  . . . . . . . . . . . . . . . . . .   5

Section 13.  Recapitalization, Etc. . . . . . . . . . . . . . . . . . . .   5

Section 14.  Limitation on Stock Ownership  . . . . . . . . . . . . . . .   6

Section 15.  No Rights as an Employee . . . . . . . . . . . . . . . . . .   6

Section 16.  Rights as a Stockholder  . . . . . . . . . . . . . . . . . .   6

Section 17.  Use of Funds . . . . . . . . . . . . . . . . . . . . . . . .   6

Section 18.  Amendment or Termination of the Plan . . . . . . . . . . . .   6

Section 19.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . .   7

                         WESTERN MICRO TECHNOLOGY, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                     (As Adopted Effective August 24, 1995)


Section 1.  Establishment of the Plan.

     The Western Micro Technology, Inc. qualified 1995 Employee Stock Purchase Plan (the "Plan") is hereby established to provide Eligible Employees with an opportunity to purchase the Company's common stock so that they may increase their proprietary interest in the success of the Company. The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code.

Section 2.  Definitions.

     (a) "Board of Directors" or "Board" means the Board of Directors of the Company.

     (b)      "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Company" means Western Micro Technology, Inc., a California corporation.

     (d) "Compensation" means the base compensation paid to a Participant during a Participation Period in cash or in kind including overtime, commissions and shift differential. Incentive compensation, other bonuses and other forms of compensation for work outside the regular work schedule are excluded.

     (e)      "Date of Participation" means the first day of a Participation
Period.

     (f)      "Eligible Employee" means any Employee of a Participating Company
(i) who has been continuously employed by the Participating Company for at least three (3) months prior to the commencement of a Participation Period,
(ii) who is customarily employed for more than twenty (20) hours per week,
(iii) who is customarily employed for more than five (5) months per calendar year, and (iv) who is an Employee at the commencement of a Participation Period.

     (g)      "Employee" means any common-law employee of a Participating
Company.

     (h) "Fair Market Value" shall mean (i) the closing price of a share of Stock on the principal exchange which the shares are trading, or (ii) if the shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the Nasdaq National Market or such successor quotation system, or (iii) if the shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a share as determined by the Plan Administrator in good faith. Such determination shall be conclusive and binding on all persons.

     (i) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.

     (j) "Participating Company" means the Company and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

     (k) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 6.

     (l) "Plan Account" means the account established for each Participant pursuant to Section 9(a).

     (m) "Purchase Price" means the price at which Participants may purchase Stock under Section 5 of the Plan, as determined pursuant to Section 7.

     (n)      "Stock" means the common stock of the Company.

     (o) "Subsidiary" means a subsidiary corporation as defined in Section 424 of the Code.

Section 3.  Shares Authorized.

     The maximum aggregate number of shares which may be offered under the Plan shall be 175,000 shares of Stock, subject to adjustment as provided in Section 13 hereof.

Section 4.  Administration.

     (a) The Plan shall be administered by a Plan Administrator appointed by the Board of Directors. The interpretation and construction by the Plan Administrator of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.

     (b) No member of the Board or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or the right to purchase Stock hereunder. The Plan Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by him or her in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Plan Administrator is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty
(60) days after institution of any such action, suit or proceeding, the Plan Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     (c) All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Plan Administrator may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.

Section 5.  Eligibility and Participation.

     (a) Any person who qualifies or will qualify as an Eligible Employee on the Date of Participation with respect to a Participation Period may elect to participate in the Plan for such Participation Period. An Eligible Employee may elect to participate by executing the participation agreement prescribed for such purpose by the Plan Administrator. The participation agreement shall be filed with the Plan Administrator no later than the deadline stated on the participation agreement, and if none is stated, then no later than the first day of the Participation Period. The Eligible Employee shall designate on the participation agreement the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage of the Participant's Compensation specified by the Plan Administrator.

     (b) By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which is withheld during the Participation Period. However, with respect to any Participation Period, no Participant shall be eligible to purchase more than two thousand five hundred (2,500) shares of Stock (appropriately adjusted if the Participation Period is shorter or longer than six (6) months and for events described in Section 13), provided that such amount shall not result in the limitations set forth in Section 14 being exceeded.

     (c) Once enrolled, a Participant will continue to participate in the Plan for each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 10 may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 5(a).

Section 6.  Participation Periods.

     The Plan shall be implemented by one or more Participation Periods of not more than twenty-seven (27) months each. The Board of Directors shall determine the commencement date and duration of each Participation Period.

Section 7.  Purchase Price.

     The Purchase Price for each share of Stock shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day before the Date of Participation or (ii) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day during the Participation Period.

Section 8.  Employee Contributions.

     A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to
Section 5(a), shall commence with the first paycheck issued during the Participation Period and shall be deducted from each subsequent paycheck throughout the Participation Period. If a Participant desires to decrease the rate of payroll withholding during the Participation Period, he or she may do so, if permitted by the Plan Administrator, one time during a Participation Period by filing a new participation agreement with the Plan Administrator. Such decrease will be effective as of the first day of the second payroll period which begins following the receipt of the new participation agreement. If a Participant desires to increase or decrease the rate of payroll withholding, he or she may do so effective for the next Participation Period by filing a new participation agreement with the Plan Administrator on or before the date specified by the Plan Administrator, and if none is stated, then no later than the first day of the Participation Period for which such change is to be effective.

Section 9.  Plan Accounts; Purchase of Shares.

     (a) The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account.

     (b) As of the last day of each Participation Period, the amount then in the Participant's Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 5(b), 9(c) and 14) shall be purchased from the Company with the funds in the Participant's Plan Account. Share certificates representing the number of shares of Stock so purchased shall be delivered to a brokerage account designated by the Plan Administrator and kept in such account pursuant to a participation agreement (which shall be uniform) between each Participant and the Company and subject to the conditions described therein which may include a requirement that shares of Stock be held and not sold for certain time periods.

     (c) In the event that the aggregate number of shares which all Participants elect to purchase during a Participation Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant's Plan Account under these circumstances shall be refunded to the Participant.

     (d) Any amount remaining in the Participant's Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant's Plan Account for the succeeding Participation Period, without interest. Any amount remaining in the Participant's Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

     (e) As soon as practicable following the end of each Participation Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.

Section 10.  Withdrawal From the Plan.

     A Participant may elect to withdraw (or not withdraw) from participation under the Plan at any time up to the last day of a Participation Period by filing the prescribed form with the Plan Administrator. As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant's Plan Account will be refunded in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Participation Periods, unless he or she again enrolls in accordance with the provisions of Section 5.

Section 11.  Effect of Termination of Employment or Death.

     (a) Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 10. A transfer from one Participating Company to another shall not be treated as a termination of employment.

     (b) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's Account under the Plan in the event of such Participant's death subsequent to the purchase of shares but prior to delivery to him of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death prior to the last day of a Participation Period.

     (c) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 12.  Rights Not Transferable.

     The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under
Section 10.

Section 13.  Recapitalization, Etc.

     (a) The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Participation Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

     (b) In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, this Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.

     (c) The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

Section 14.  Limitation on Stock Ownership.

     Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, or (ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Subsidiaries would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this Section 14, ownership of stock shall be determined by the attribution rules of Section 424(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.

Section 15.  No Rights as an Employee.

     Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason.

Section 16.  Rights as a Stockholder.

     A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to the brokerage account designated by the Plan Administrator for shares of Stock issued pursuant to the Plan, subject to the stockholders approval of the adoption of the Plan.

Section 17.  Use of Funds.

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

Section 18.  Amendment or Termination of the Plan.

     The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice. An amendment of the Plan shall be subject to stockholder approval only to the extent required by applicable laws, regulations or rules.





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

Section 19.  Governing Law.

     The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

     To record the adoption of the Plan by the Board of Directors, effective as of August 24, 1995 and subject to stockholder approval, the Company has caused its authorized officer to execute the same on __________, 1995.

                                       WESTERN MICRO TECHNOLOGY, INC.



                                       By ______________________________________

                                       Its _____________________________________


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